                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934


                     DATE OF REPORT:       AUGUST 29, 1997



                        BIODYNAMICS INTERNATIONAL, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FLORIDA                    0-16128                   59-3100165
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 (STATE OR OTHER JURISDICTION       (COMMISSION               (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)          IDENTIFICATION NUMBER)


             1719 ROUTE 10, SUITE 314, PARSIPPANY, NEW JERSEY 07054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 1-973-359-8444




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ITEM 5.  OTHER EVENTS

A. The Company at a meeting of the Board of Directors on August 29, 1997, reached an agreement in principle with Renaissance Capital Group, Dallas, Texas, ("Renaissance") to provide approximately $1 million of additional capital to the Company. The additional funding will initially be in the form of a bridge loan while certain details of the Agreement are worked out between Renaissance, the Mezzanine Lenders, the Institutional Investors and the Company.

B. Mr. Laurie Rostron resigned from the Board of Directors effective August 27, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

  99.1 News Release - Biodynamics Issues Updated Report on Working Capital Negotiations



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


Date:  August 29, 1997                        Biodynamics International Inc.


                                              /s/ Karl H. Meister
                                              ---------------------------------
                                              Karl H. Meister
                                              President and Chief Executive
                                              Officer

                                              /s/ Peter J. Finnerty
                                              ---------------------------------
                                              Peter J. Finnerty
                                              Chief Financial Officer



                                 EXHIBIT INDEX


99.1  News Release - Biodynamics Issues Report On Working Capital Negotiations